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                         ----------------------------


                                GS ESCROW CORP.
                          GOLDEN STATE HOLDINGS INC.

                         Floating Rate Notes Due 2003
                         6 3/4% Senior Notes Due 2001
                           7% Senior Notes Due 2003
                         7 1/8% Senior Notes Due 2005


                         ----------------------------


                         FIFTH SUPPLEMENTAL INDENTURE

                        Dated as of September 14, 1998


                      Supplementing the Indenture, dated
                         as of August 6, 1998, Between
                              GS Escrow Corp. and
                       The Bank of New York, as Trustee



                         ----------------------------


                             THE BANK OF NEW YORK,
                                  AS TRUSTEE


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                  FIFTH SUPPLEMENTAL INDENTURE, dated as of September 14, 1998
(the "Fifth Supplemental Indenture"), among GS ESCROW CORP., a Delaware corporation (the "Company"), GOLDEN STATE HOLDINGS INC. a Delaware corporation ("Golden State Holdings"), and THE BANK OF NEW YORK (the "Trustee"), as Trustee under the Indenture referred to herein.

                  WHEREAS, the Company and the Trustee heretofore executed and delivered an Indenture, dated as of August 6, 1998, as supplemented (the "Indenture"), in respect of the Floating Rate Notes Due 2003, the 6 3/4% Senior Notes Due 2001, the 7% Senior Notes Due 2003 and the 7 1/8% Senior Notes Due 2005 (collectively, the "Securities"); and

                  WHEREAS, the Company and Golden State Holdings have entered into an Agreement and Plan of Merger dated as of August 6, 1998, pursuant to which the Company will merge with and into Golden State Holdings (the "Merger") on the date hereof; and

                  WHEREAS, Section 5.01(c) of the Indenture provides that in the case of the Merger, Golden State Holdings, as the surviving Person, shall expressly assume by supplemental indenture all the obligations of the Company under the Securities and the Indenture; and

                  WHEREAS, Section 9.01(2) of the Indenture provides that the Company and the Trustee may amend the Indenture and the Securities without notice to or consent of any Holders of the Securities in order to comply with
Article V of the Indenture; and

                  WHEREAS, this Fifth Supplemental Indenture has been duly authorized by all necessary corporate action on the part of each of the Company and Golden State Holdings.

                  NOW, THEREFORE, the Company, the Trustee and Golden State Holdings agree as follows for the equal and ratable benefit of the Holders of the Securities:


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                                   ARTICLE I

                      ASSUMPTION BY SUCCESSOR CORPORATION

                  SECTION 1.1. Assumption of the Securities. Golden State Holdings, as the surviving Person in the Merger, hereby expressly assumes the due and punctual payment of the principal of and interest on the Securities and all obligations of the Company under the Securities and the Indenture and shall be the successor to the Company under the Indenture.

                  SECTION 1.2. Trustee's Acceptance. The Trustee hereby accepts this Fifth Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.


                                  ARTICLE II

                                 Miscellaneous

                  SECTION 2.1. Effect of Supplemental Indenture. Upon the later to occur of (i) the execution and delivery of this Fifth Supplemental Indenture by the Company, Golden State Holdings and the Trustee and (ii) the consummation of the Merger, the Indenture shall be supplemented in accordance herewith, and this Fifth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

                  SECTION 2.2. Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

                  SECTION 2.3. Indenture and Supplemental Indenture Construed Together. This Fifth Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Fifth Supplemental Indenture shall henceforth be read and construed together.

                  SECTION 2.4. Confirmation and Preservation of Indenture. The Indenture as supplemented by this Fifth Supplemental Indenture is in all respects confirmed and preserved.


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                  SECTION 2.5. Conflict with Trust Indenture Act. If any
provision of this Fifth Supplemental Indenture limits, qualifies or conflicts with any provision of the TIA that is required under the TIA to be part of and govern any provision of this Fifth Supplemental Indenture, the provision of the TIA shall control. If any provision of this Fifth Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Second Supplemental Indenture, as the case may be.

                  SECTION 2.6. Severability. In case any provision in this Fifth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 2.7. Terms Defined in the Indenture. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

                  SECTION 2.8. Headings. The Article and Section headings of this Fifth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Fifth Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                  SECTION 2.9. Benefits of Fifth Supplemental Indenture, etc. Nothing in this Fifth Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Fifth Supplemental Indenture or the Securities.

                  SECTION 2.10. Successors. All agreements of Golden State Holdings in this Fifth Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Fifth Supplemental Indenture shall bind its successors.

                  SECTION 2.11. Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Company and of Golden State Holdings, and the Trustee assumes no responsibility for their correctness.


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                  SECTION 2.12. Certain Duties and Responsibilities of the
Trustee. In entering into this Fifth Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

                  SECTION 2.13. Governing Law. This Fifth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                  SECTION 2.14. Counterpart Originals. The parties may sign any number of copies of this Fifth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.



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                  IN WITNESS WHEREOF, the parties have caused this Fifth
Supplemental Indenture to be duly executed as of the date first written above.


                                      GS ESCROW CORP.



                                      By: /s/ Glenn P. Dickes
                                          ------------------------------------
                                          Name:   Glenn P. Dickes
                                          Title:  Vice President and Secretary


                                      GOLDEN STATE HOLDINGS INC.


                                      By: /s/ Richard H. Terzian
                                          ------------------------------------
                                          Name:   Richard H. Terzian
                                          Title:  Chief Financial Officer


                                      THE BANK OF NEW YORK, as Trustee


                                      By: /s/ Thomas C. Knight
                                          ------------------------------------
                                          Name:   Thomas C. Knight
                                          Title:  Assistant Vice President


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